                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [X] Definitive Proxy Statement
     [ ] Confidential, for Use of the       [ ] Definitive Additional Materials
         Commission Only                    [ ] Soliciting Material Pursuant to
         (as permitted by Rule 14a-6(e)(2))     Section 240.14a-11(c) or Section
                                                240.14a-12



                                GENE LOGIC INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     1. Title of each class of securities to which transaction applies:

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     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4. Proposed maximum aggregate value of transaction:

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     5. Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     6. Amount Previously Paid:

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     7. Form, Schedule or Registration Statement No.:

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     8. Filing Party:

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     9. Date Filed:

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

                                GENE LOGIC INC.
                            708 QUINCE ORCHARD ROAD
                          GAITHERSBURG, MARYLAND 20878
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2001
                            ------------------------

TO THE STOCKHOLDERS OF GENE LOGIC INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENE LOGIC INC., a Delaware corporation (the "Company"), will be held on Thursday, June 7, 2001 at 3:00 p.m. Eastern Daylight Time at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, for the following purpose:

      1. To elect Jules Blake, Ph.D. and Michael J. Brennan, M.D., Ph.D. as directors to serve for a term of three years.

      2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 20, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          [J. BARRY BUZOGANY SIG]
                                          J. Barry Buzogany
                                          Senior Vice President, General Counsel
                                          and Secretary
Gaithersburg, Maryland
May 4, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                GENE LOGIC INC.
                            708 QUINCE ORCHARD ROAD
                          GAITHERSBURG, MARYLAND 20878
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of GENE LOGIC INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 7, 2001, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Mellon Investor Services LLC. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS, OUTSTANDING SHARES AND QUORUM

     Only holders of record of Common Stock at the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 20, 2001, the Company had outstanding and entitled to vote 26,408,261 shares of Common Stock. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                             STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 4, 2002. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to March 20, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of seven members, with two vacancies. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The following table sets forth the names of the Board of Directors' nominees for election as directors and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, the periods during which he has served as a director and positions currently held with the Company.

                                             DIRECTOR   EXPIRATION OF
    NOMINEES FOR A THREE-YEAR TERM     AGE    SINCE         TERM           POSITIONS HELD WITH THE COMPANY
    ------------------------------     ---   --------   -------------   --------------------------------------
  Jules Blake, Ph.D. (1)(2)            76      1994         2001                       Director
  Michael J. Brennan, M.D., Ph.D. (3)  43      1995         2001                       Director
  CONTINUING DIRECTORS
  -----------------------------------
  Mark D. Gessler (3)                  39      2000         2002          Chief Executive Officer, President
                                                                        and Chairman of the Board of Directors
  Charles L. Dimmler III (1)(2)        59      1996         2003                       Director
  G. Anthony Gorry, Ph.D. (1)(2)       60      1997         2003                       Director

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating Committee.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     JULES BLAKE, PH.D. Dr. Blake has served as a director of the Company since our inception in September 1994. From 1973 until his retirement in 1989, Dr. Blake served as Vice President of Research and Development and Vice President, Corporate Scientific Affairs, for Colgate-Palmolive, Inc. Dr. Blake was appointed as an Industrial Research Institute Fellow at the United States Office of Science and Technology Policy, Executive Office of the President, where he served until 1991. Dr. Blake serves on the board of directors of the public company Martek Biosciences Corporation. Dr. Blake holds a Ph.D. in organic chemistry from the University of Pennsylvania.

     MICHAEL J. BRENNAN, M.D., PH.D. Dr. Brennan has served as a director since December 1995 and as Chairman of the Board of Directors from March 2000 through April 2001. He served as our Chief Executive Officer from December 1995 through June 2000 and as President from December 1995 through January 1999. Since September 2000, Dr. Brennan has been a General Partner of Oxford Biosciences Partners, a venture capital firm specializing in the financing of early stage healthcare companies. Dr. Brennan received a Ph.D. in neurobiology and an M.D. from the University of Witwatersrand, Johannesburg, South Africa. In 1985, he completed his residency in neurology at Boston City Hospital.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF
STOCKHOLDERS

     MARK D. GESSLER. Mr. Gessler has served as Chief Executive Officer since June 2000 and as President since January 1999. Mr. Gessler has also served as a director since March 2000 and Chairman of the Board of Directors since April 2001. From January 1999 through June 2000, Mr. Gessler served as our Chief Operating Officer. From June 1996 to October 1999, Mr. Gessler served as our Chief Financial Officer and, from June 1996 to January 1999, was our Senior Vice President, Corporate Development. From February 1993 to June 1996, he was with GeneMedicine Inc., a gene therapy company, most recently as Vice President, Corporate Development. Mr. Gessler holds an MBA from the University of Tennessee.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF
STOCKHOLDERS

     CHARLES L. DIMMLER III. Mr. Dimmler has served as a director of the Company since May 1996. Mr. Dimmler has been a Managing Director of Burrill & Company, a private merchant banking firm specializing in the life science industries, since January 2000 and President and Chief Executive Officer of Lundbeck, Inc., a wholly owned subsidiary of H. Lundbeck A/S, a Dutch pharmaceutical company, since April 2001. From July 1994 to December 1999, Mr. Dimmler was an investment officer of Cross Atlantic Partners Funds and an operating officer of Cross Atlantic Partners, Inc., a unit of Investec Group Investments Limited. Since 1988, Mr. Dimmler has been a General Partner of Hambro International Equity Fund.

     G. ANTHONY GORRY, PH.D. Dr. Gorry has served as a director of the Company since January 1997. Since July 2000, Dr. Gorry has been the Friedkin Professor of Management and Professor of Computer Science at Rice University where he also serves as the Director of the Center for Technology in Teaching and Learning. From April 1992 through July 2000, he was Vice President, Information Technology at Rice. Dr. Gorry directs a training grant on computational biology funded by the National Library of Medicine. He is also Adjunct Professor of Neuroscience at Baylor College of Medicine. Dr. Gorry serves on the board of directors of the public company Enchira Biotechnology Corporation. Dr. Gorry holds a B.Eng. from Yale University, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in computer science from the Massachusetts Institute of Technology. He is a Member of the Institute of Medicine and of the National Academy of Sciences and a Fellow of the American College of Medical Informatics.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held eight meetings. The Board has an Audit Committee, Compensation Committee and Nominating Committee.

     The Audit Committee meets with the Company's independent auditors to review the scope, plans and results of the annual audit and to discuss the financial statements and the independent auditors' independence from management and the Company; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with the audit and financial controls. The Audit Committee is composed of three non-employee directors: Drs. Blake and Gorry and Mr. Dimmler (Chairman). It met six times during the 2000 fiscal year. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. Blake and Gorry (Chairman) and Mr. Dimmler. It met five times during the 2000 fiscal year.

     The Nominating Committee makes recommendations to the Board concerning a new member to fill a vacancy (including a vacancy created by an increase in the Board of Directors). The Nominating Committee is composed of two directors: Dr. Brennan and Mr. Gessler. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company's By-laws. The Nominating Committee was established in late 2000 and did not meet during the 2000 fiscal year.

     During the fiscal year ended December 31, 2000, each Board member participated in 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

FORMER INDEPENDENT AUDITORS

     The following information was released by the Company in a Current Report on Form 8-K, dated April 11, 2000 (the "Form 8-K"), regarding the Company's former independent auditors, Arthur Andersen LLP ("Andersen").

     (i) The Company dismissed Andersen as the independent auditors for the Company on April 11, 2000.

     (ii) Andersen's reports on the financial statements of the Company for the fiscal years ended December 31, 1998 and 1999 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Audit Committee of the Company's Board of Directors and the full Board of Directors have approved the dismissal of Andersen.

     (iv) During the fiscal years ended December 31, 1998 and 1999 and the interim period ended April 11, 2000, other than as set forth below, there has been no disagreement between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen would have caused them to make a reference to the subject matter of the disagreement in connection with Andersen's reports.

     On March 9, 2000, prior to the issuance of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Audit Committee of the Company met with representatives of Andersen to receive Andersen's report in connection with its audit of the 1999 financial statements of the Company. At that meeting, the representatives of Andersen reviewed the results of the audit and disclosed that Andersen would issue an unqualified report on the 1999 financial statements. The Andersen representatives also advised the Audit Committee at that meeting that there were no material weaknesses relating to the Company's internal control structure, no disagreements with management on any accounting or financial matters, and no material errors or irregularities.

     Subsequent to the Audit Committee meeting with Andersen, the Company's Board of Directors met and, on the recommendation of the Audit Committee and the Company's Chief Financial Officer, determined that the Company should engage new independent auditors for the fiscal year 2000 and dismiss Andersen. The Company's decision to change auditors resulted from the Company's disappointments with Andersen's level of service and cost and the recommendation of the Company's new Chief Financial Officer based on his experience since joining the Company in late 1999. While Andersen had responded to concerns expressed by the Company by changing the Company's engagement partner and by promising improved services, the Board of Directors, nevertheless, authorized management to engage alternative independent auditors who have greater biotechnology industry-specific expertise.

     Subsequent to Andersen's meeting with the Audit Committee to discuss its audit for the fiscal year ended December 31, 1999, and after the Board of Directors' decision to authorize management to engage new auditors, the Company negotiated and on March 27, 2000 entered into two agreements with NeuralStem Biopharmaceuticals, Ltd. Pursuant to one agreement, NeuralStem purchased a module of the Company's GeneExpress(R) database. Under the second agreement, the Company purchases human stem cells from NeuralStem's repository for gene expression analysis. The data resulting from this analysis is provided to NeuralStem and is also included by the Company in the GeneExpress(R) database for license to customers in the pharmaceutical, biotechnology and other industries. After the filing of the Form 8-K, the Company also made an equity investment in NeuralStem.

     During the course of the negotiations with NeuralStem, management of the Company consulted with the new engagement partner from Andersen and other representatives of Andersen over the appropriate accounting treatment for these transactions in fiscal year 2000, including what portion, if any, should be accounted for in the first quarter of 2000. During the course of the consultations, management proposed that the sale of the database module for $1.5 million be accounted for in the first quarter and, after further review, Andersen indicated its likely disagreement with this position. At the time of filing the Form 8-K, the NeuralStem agreements had not been reported on in filings with the Securities and Exchange Commission (the "SEC"). The Company had not concluded how these transactions should be accounted for and intended to determine the appropriate accounting treatment for these transactions in consultation with the Company's new independent auditors.

     Upon receipt of the Company's letter dismissing Andersen as its independent auditors, Andersen informed the Company orally that its discussions to that point with the Company concerning the appropriate accounting for the NeuralStem agreements had resulted in a reportable disagreement between the Company and Andersen. After being informed of the disagreement by Andersen, the Company requested representatives of Andersen to meet with its Audit Committee to discuss the substance of the disagreement and such a meeting took place at Andersen's offices on April 13, 2000. The Company has authorized Andersen to respond fully to all inquiries by its new independent auditors.

     (v) During the fiscal years ended December 31, 1998 and 1999 and the interim period ended April 11, 2000, there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company requested that Andersen submit a letter addressed to the SEC stating whether they agreed with the Company's summary of events. The following language is from the response letter from Andersen dated May 2, 2000 which was filed by the Company with the SEC on May 4, 2000 as part of an amendment to the Form 8-K:

          "We have read Item 4 included in the attached Form 8-K dated April 18, 2000 of Gene Logic Inc. (Company) filed with the Securities and Exchange Commission and have the following comments regarding certain of the statements contained therein.

          We were informed of our dismissal by phone call on April 7, 2000, followed by a letter dated April 11, 2000. Accordingly, we were dismissed by the Company subsequent to the discussion of the revenue recognition issue described in the following paragraph. To the best of our knowledge, we were not dismissed prior to March 27, 2000, the date the Company entered into two agreements with NeuralStem Biopharmaceuticals, Ltd.

          Regarding the NeuralStem Biopharmaceuticals, Ltd. (NeuralStem) transactions, the Company's position, as expressed to us by the Chief Financial Officer of the Company, was that the terms of the NeuralStem transactions should result in $1,500,000 of revenue in the three months ended March 31, 2000. On April 5, 2000, we informed the Company that based on the information provided to us, our conclusion was that the NeuralStem transactions would not result in revenue in the quarter ended March 31, 2000. Our conclusion was based on our view as to the proper application of generally accepted accounting principles. The Chief Financial Officer disagreed with our position. At that time, (April 5, 2000) Arthur Andersen LLP was informed that a subsequent meeting would be held with Company senior management to further discuss the matter. Such meeting was never held prior to being informed of our termination.

          With the exception of the matters discussed in the preceding paragraphs, Arthur Andersen LLP is in agreement with Item 4 (a)(1) in the Form 8-K dated April 18, 2000 of Gene Logic Inc. filed with the Securities and Exchange Commission."

INDEPENDENT AUDITORS

     The Company engaged Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 2000 and such selection was ratified by the stockholders at the 2000 annual meeting of stockholders. Ernst & Young LLP's report on the financial statements of the Company for the fiscal year ended December 31, 2000 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1998 and 1999 and any subsequent interim period prior to the Company's engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding (i) the application of accounting principles or the type of audit opinion that might be rendered by Ernst & Young LLP, or (ii) any other matter that was the subject of a disagreement between the Company and Andersen or a reportable event.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 2001 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                   BENEFICIAL OWNERSHIP (1)
                                                              -----------------------------------
                                                                 NUMBER OF
                      NAME AND ADDRESS                             SHARES        PERCENT OF TOTAL
                      ----------------                        ----------------   ----------------
Kern Capital Management, LLC (2)............................     3,434,500             13.0%
Wellington Management Company, LLP (3)......................     2,518,900              9.6%
Leroy Kopp and Kopp Investment Advisors, Inc. (4)...........     1,927,652              7.3%
Waddell & Reed Investment Management Company (5)............     1,707,200              6.5%
Michael J. Brennan, M.D., Ph.D. (6,7).......................       787,743              2.9%
Mark D. Gessler (6,7).......................................       402,884              1.5%
Victor M. Markowitz, D.Sc. (7)..............................       207,844                *
Y. Douglas Dolginow, M.D. (7)...............................       181,262                *
Eric M. Eastman, Ph.D. (7)..................................       130,842                *
David S. Murray (7).........................................        81,526                *
G. Anthony Gorry, Ph.D. (7).................................        77,000                *
Jules Blake, Ph.D. (7)......................................        66,500                *
Charles L. Dimmler III (7)..................................        52,401                *
All directors and executive officers as a group (10 persons)
  (7).......................................................     2,095,126              7.9%

---------------
 *  Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 26,372,678 shares of Common Stock outstanding as of April 1, 2001.

(2) Based on a Schedule 13G filed with the SEC on February 9, 2001, Kern Capital Management, LLC has sole voting power with respect to 3,321,600 shares and sole dispositive power with respect to 3,434,500 shares. Robert Kern and David Kern are controlling members of Kern Capital Management, LLC and as such may be deemed to be the beneficial owner of all of the shares, with shared voting power with respect to 3,321,600 shares and shared dispositive power with respect to 3,434,500 shares. The address of each of Kern Capital Management, LLC, David Kern and Robert Kern is 114 West 47th Street, Suite 1926, New York, New York 10036.

(3) Based on a Schedule 13G/A filed with the SEC on February 13, 2001, Wellington Management Company, LLP has shared voting power with respect to 1,594,100 shares and shared dispositive power with respect to 2,518,900 shares. Its address is 75 State Street, Boston, Massachusetts 02109.

(4) Based on a Schedule 13G filed with the SEC on February 2, 2001, Leroy Kopp is the sole owner of Kopp Holding Company, and Kopp Holding Company is the sole owner of Kopp Investment Advisors, Inc. According to such Schedule 13G:
    (i) Leroy Kopp may be deemed to be the beneficial owner of 1,927,652 shares, of which he has sole voting and dispositive power with respect to 110,00 shares, (ii) Kopp Holding Company may be deemed to be the beneficial owner of 1,817,652 shares, and (iii) Kopp Investment Advisers, Inc. may be deemed to be the beneficial owner of 1,817,652 shares, of which it has sole voting power with respect to 732,200 shares, sole dispositive power with respect to 600,00 shares and shared dispositive power with respect to 1,217,652 shares. The address of each of Mr. Kopp, Kopp Holding

Company and Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(5) Based on a Schedule 13G filed with the SEC on January 23, 2001, the shares may be deemed to be beneficially owned by one or more investment companies or other managed accounts that are advised or sub-advised by Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. Waddell & Reed, Inc. is a subsidiary of Waddell & Reed Financial Services, Inc., which is a subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Investment Management Company has sole voting and dispositive power with respect to all of the shares. The address of each of the Waddell affiliates is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(6) Includes 75,000 and 10,000 shares held of record by the Brennan Family Limited Partnership and Gessler Family Limited Partnership, respectively.

(7) Includes shares subject to options which, for the individuals shown, are exercisable within 60 days of April 1, 2001 as follows: Dr.
    Brennan - 390,592 shares; Mr. Gessler - 276,209 shares; Dr.
    Markowitz - 207,844; Dr. Dolginow - 88,417; Dr. Eastman - 63,225; Mr. Murray - 80,417; Dr. Gorry - 75,000; Dr. Blake - 66,500; Mr.
    Dimmler - 22,500; and all directors and executive officers as a group - 1,371,120 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report on Form 3 (Initial Statement of Beneficial Ownership of Securities) and one report of Form 4 (Statement of Changes in Beneficial Ownership) covering an aggregate of three transactions, were filed late by Jeffrey Sollender, a former director.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company who was not affiliated with stockholders of the Company received $12,000 per year and a per meeting fee of $1,000 (exclusive of telephonic meetings) through June 30, 2000. Starting July 1, 2000, each non-employee director of the Company currently receives $20,000 per year. In the fiscal year ended December 31, 2000, the total fees earned by the non-employee directors for services during that year was $60,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives automatic stock option grants under the Company's 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code of 1986, as amended, the "Code") are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     During the last fiscal year, the Company granted options covering 15,000 shares to each non-employee director of the Company, at an exercise price per share of $35.563 under the Director's Plan. In addition, on February 2, 2000, the Company made a one-time grant of options covering 20,000 shares each to four of the non-employee directors of the Company, at an exercise price per share of $62.875 under the Company's 1997

Equity Incentive Plan (the "Incentive Plan"). The options were all granted with an exercise price equal to the fair market value of such Common Stock on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation paid to the Company's Chief Executive Officers and its four other most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers").

                                                                                                             LONG-TERM
                                                                                                            COMPENSATION
                                                                          ANNUAL COMPENSATION                  AWARDS
                                                              -------------------------------------------   ------------
                                                                                             OTHER ANNUAL    SECURITIES
                                                                                   BONUS     COMPENSATION    UNDERLYING
                NAME AND PRINCIPAL POSITION                   YEAR   SALARY ($)     ($)         ($)(1)      OPTIONS (#)
                ---------------------------                   ----   ----------   --------   ------------   ------------
Mark D. Gessler.............................................  2000    375,000     512,500(3)        --        220,000
  Chief Executive Officer and President (2)                   1999    275,000          --           --        150,000
                                                              1998    220,000      16,885           --             --
Michael J. Brennan, M.D., Ph.D..............................  2000    290,575     275,000(3)        --        120,000
  Chief Executive Officer (4)                                 1999    350,000          --           --        100,000
                                                              1998    287,500      59,800(5)        --             --
Y. Douglas Dolginow, M.D....................................  2000    262,200      66,666           --         50,000
  Senior Vice President, Pharmacogenomics (6)                 1999    216,672      56,250           --        100,000
                                                              1998     50,000      75,000(7)        --        100,000
Eric M. Eastman, Ph.D.......................................  2000    208,333      78,000           --         90,000
  Senior Vice President and Chief Technical Officer (8)       1999    168,000      28,560           --         53,750
                                                              1998    133,333      50,000           --             --
Victor M. Markowitz, D.Sc. .................................  2000    275,000     125,000           --         50,000
  Senior Vice President and Chief Information Officer         1999    210,000      57,008           --         50,000
                                                              1998    159,096      16,885           --        100,000
David S. Murray.............................................  2000    253,159     265,000       84,795(10)    160,000
  Senior Vice President, Marketing and Sales (9)              1999         --          --           --             --
                                                              1998         --          --           --             --

---------------
 (1) As permitted by rules promulgated by the SEC, no amounts are shown for any "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

 (2) Mr. Gessler served as Chief Operating Officer until June 2000 and as Chief Executive Officer since June 2000.

 (3) Includes a bonus in special recognition of the successful completion of the Company's secondary public offering in 2000 for Mr. Gessler and Dr. Brennan in the amount of $237,500 and $275,000, respectively.

 (4) Dr. Brennan served as Chief Executive Officer through June 2000.

 (5) Includes amounts paid to a corporation of which Dr. Brennan is a stockholder for service rendered by such corporation.

 (6) Dr. Dolginow joined the Company in September 1998.

 (7) Dr. Dolginow received a $50,000 bonus in connection with the Company's acquisition of Oncormed, Inc. and was paid by Oncormed.

 (8) Dr. Eastman served as Vice President, Technology Management until becoming Senior Vice President and Chief Technical Officer in July 2000.

 (9) Mr. Murray joined the Company in January 2000.

(10) Includes reimbursements for relocation expenses.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company adopted its 1996 Stock Plan in January 1996 and amended and restated the 1996 Stock Plan in September 1997 as the Incentive Plan. The Company grants options to its executive officers under the Incentive Plan. As of April 1, 2001, options to purchase a total of 4,567,640 shares were outstanding under the Incentive Plan and options to purchase 1,278,742 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                      INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                                   --------------------------------------------------------     AT ASSUMED ANNUAL RATES
                                    NUMBER OF      % OF TOTAL                                       OF STOCK PRICE
                                   SECURITIES        OPTIONS                                         APPRECIATION
                                   UNDERLYING      GRANTED TO      EXERCISE OR                    FOR OPTION TERM (3)
                                     OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------------
              NAME                 GRANTED (#)   FISCAL YEAR(1)     ($/SH)(2)       DATE        5% ($)         10% ($)
              ----                 -----------   ---------------   -----------   ----------   -----------   -------------
Mark D. Gessler..................    120,000           5.2           62.875        2/1/10             0               0
                                     100,000           4.3           35.563        6/7/10             0       1,209,702
Michael J. Brennan, M.D.,
  Ph.D...........................    120,000           5.2           62.875        2/1/10             0               0
Y. Douglas Dolginow, M.D.........     50,000           2.2           62.875        2/1/10             0               0
Eric M. Eastman, Ph.D............     30,000           1.3           62.875        2/1/10             0               0
                                      60,000           2.6           21.000       5/30/10       535,856       1,599,601
Victor M. Markowitz, D.Sc. ......     50,000           2.2           62.875        2/1/10             0               0
David S. Murray..................    120,000           5.2           25.750       1/13/10       501,713       2,629,202
                                      40,000           1.7           62.875        2/1/10             0               0

---------------
(1) Based on options to purchase 2,311,560 shares granted to employees in 2000, including the Named Executive Officers.

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and the fair market value per share of the Company's Common Stock as of December 29, 2000 of $18.375. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively, and do not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                           UNDERLYING              VALUE OF UNEXERCISED
                                       SHARES                     UNEXERCISED OPTIONS AT FISCAL   IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON   VALUE REALIZED          YEAR-END (#)            FISCAL YEAR-END ($)(2)
               NAME                 EXERCISE (#)      ($)(1)        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
               ----                 ------------  --------------  -----------------------------  -------------------------
Mark D. Gessler...................     88,649       5,629,212            257,418/195,914          1,690,813/1,675,833
Michael J. Brennan, M.D., Ph.D....     98,270       6,240,145            335,824/134,868          3,450,082/1,892,154
Y. Douglas Dolginow, M.D. ........     89,083       1,911,861             49,666/111,251           305,745/1,297,666
Eric M. Eastman, Ph.D. ...........     17,759         182,734              41,557/84,434             39,028/266,546
Victor M. Markowitz, D.Sc. .......     50,000         937,500             185,945/91,691           2,448,408/969,268
David S. Murray...................          0               0             54,166/105,834                  0/0

---------------
(1) Based on the fair market value per share of Common Stock at the date of exercise (based on the closing sales price reported on the NASDAQ National Market for the date of exercise), less the exercise price.

(2) Based on the fair market value per share of Common Stock of $18.375 at December 29, 2000, less the exercise price, multiplied by the number of shares underlying the option.

        EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On May 16, 1996, Mark D. Gessler entered into an employment agreement with the Company, with a four-year term subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses and acceleration of the vesting of certain options (all of which have vested at present). In the event of termination of the agreement by the Company without cause (other than in connection with a change of control), Mr. Gessler would receive severance pay in an amount equal to 50% of his annual salary as then in effect.

     On December 1, 1995, Michael J. Brennan, M.D., Ph.D. entered into an employment agreement, with a five-year term subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses and acceleration of the vesting of certain options (all of which have vested at present). In the event of termination of the agreement by the Company without cause (other than in connection with a change of control), Dr. Brennan would receive severance pay in an amount equal to 100% of his annual salary and bonus for the calendar year in which the termination becomes effective.

     On April 1, 1999, Y. Douglas Dolginow, M.D., entered into an employment agreement, with a four-year term subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses. In the event of termination of the agreement by the Company without cause (other than in connection with a change of control), Dr. Dolginow would receive severance pay in the amount equal to 50% of his annual salary and bonus for the calendar year in which the termination becomes effective or an amount in accordance with a Company-wide severance plan applicable to Senior Vice Presidents, whichever is greater.

     On September 7, 1996, Eric M. Eastman entered into an employment agreement with the Company, with a four-year term subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses and acceleration of the vesting of certain options (all of which have vested at present). In the event of termination of the agreement by the Company without cause (other than in connection with a change of control), Dr. Eastman would receive severance pay in an amount equal to 25% of his annual salary as then in effect.

     On September 1, 1997, Victor M. Markowitz entered into an employment agreement with the Company, with a four-year term, subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses and acceleration of the vesting of certain options (which have vested at present). In the event of termination of the agreement by the Company without cause

(other than in connection with a change of control), Dr. Markowitz would receive severance pay in amount equal to 25% of his annual salary as then in effect.

     On January 4, 2000, David S. Murray entered into an employment agreement with the Company, with a four-year term, subject to automatic renewal for successive one-year periods unless terminated. The agreement provides for payment of salary and annual bonuses. In the event of termination of the agreement by the Company without cause (other than in connection with a change of control), Mr. Murray would receive severance pay in amount equal to 50% of his annual salary as then in effect.

     In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the long-term success of the Company, the Company has adopted the Executive Severance Plan (the "Retention Plan"). The purpose of the Retention Plan is to encourage eligible executives to continue as employees of the Company in the event of a change of control of the Company. The Retention Plan also provides for severance benefits to those executives if their employment with the Company is terminated, under certain circumstances, shortly before or after the change of control of the Company.

     The Retention Plan provides the following benefits for the Company's senior executive officers, which includes the Company's Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Senior Vice Presidents, upon a change in control:

     (a) immediate vesting of any unvested stock options;

     (b) in the event of involuntary termination without cause or constructive termination within 13 months following or three months preceding the change of control,

          (i) payment of 12 months salary and the maximum bonus for which such officer is eligible,

          (ii)  payment of outplacement services, and

          (iii) continued payment of group health care costs for up to 12 months for the employee and dependents enrolled in the health plan at termination;

     (c) in the event of death or disability within 13 months following the change of control,

          (i) payment of 6 months salary and the maximum bonus for which such officer is eligible, and

          (ii) continued payment of group health care costs for up to 6 months for the employee and dependents enrolled in the health plan at termination.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of Dr. Blake, Mr. Dimmler, and Dr. Gorry none of whom is currently an officer or employee of the Company. The Compensation Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's equity incentive plans, as well as evaluating the performance of the Company's management and determining all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

     The compensation policies adopted by the Compensation Committee are designed to (i) align compensation with business objectives and performance;
(ii) attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company; and (iii) motivate the Company's executive officers and other key employees to enhance long-term stockholder value. Key elements of this philosophy are:

     - The Company's salaries must be competitive with comparable biotechnology companies with which the Company competes for highly qualified and experienced executives. To date, the Compensation

       Committee has relied on its members' experience in working with other comparable companies and published compensation surveys reflecting compensation data for biotechnology companies to ensure executive salaries are competitive.

     - The Company has a cash bonus program for executive officers to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders, as well as employees.

The Committee's objective is to set executive compensation within a range which the Compensation Committee believes is comparable to the range of compensation set by companies of similar size in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 17 of this Proxy Statement. The primary components of executive compensation are base salary, cash incentives and long-term equity incentives. Each year, the Compensation Committee reviews the criteria upon which all aspects of employee compensation are based.

     Base Salary. In 2000, base salaries for executive officers, other than the Chief Executive Officer, were set at competitive levels based primarily on the recommendation of the Chief Executive Officer and assisted by an analysis of published compensation surveys reflecting compensation data for biotechnology companies. Annual adjustments were made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive officers and overall merit increases for the Company's other employees. In the case of any executive officer joining the Company, base salary was also determined as one component of a total compensation package that had to be competitive with compensation granted by the executive's prior employer and/or other opportunities that might be available to the executive.

     Annual Bonus Compensation. In 2000, the amount of the bonus component in the total compensation plan for executive officers was established at the beginning of the year (or upon employment, in the case of newly hired executives). The actual incentive award depended on the extent to which Company performance objectives were achieved. At the start of the year, the Compensation Committee approved the annual performance objectives for the Company, which were based upon overall strategic goals set by the Board of Directors. In 2000, each officer's bonus component was based on operating, strategic and financial goals that were considered to be critical to the Company's fundamental long-term goal of building stockholder value. Awards are paid in cash and distributions were made upon achievement of such objectives in the performance year. In evaluating the payment of bonuses for 2000, the Compensation Committee considered the actual performance of the Company and individuals and the significant accomplishments in the Company's business operations and the change in its strategic direction, reflecting the development, introduction and growth of its GeneExpress(R) Suite of databases.

     Long-Term Incentive Compensation. The long-term incentive element of the Company's executive compensation program provides for the grant of stock awards under the Incentive Plan, which may include incentive stock options, nonstatutory stock options, stock bonuses or rights to purchase restricted stock. The Company has used the grant of options under its Incentive Plan to align the interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. Initial stock option awards for executive officers are individually determined at or prior to employment at levels which are designed to attract qualified executives and in certain cases to be competitive with options granted by their prior employers. Employees from within the Company who are promoted to positions as executive officers typically receive additional option grants to bring their total option grants up to the level that would have been granted to a person hired for such executive officer position from outside the Company. For additional information regarding options awards, see the compensation tables preceding this report.

     Executive officers receive value from option grants only if the Company's Common Stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable companies and on the Company's philosophy of significantly linking executive compensation with stockholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of shares that have vested and that remain unvested and the potential reward to the officer if the stock price appreciates in the public market.

     Executive Severance Plan. In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the long-term success of the Company, the Company adopted the Retention Plan. The purpose of the Retention Plan is to encourage eligible executives to continue as employees of the Company in the event of a change of control of the Company. The Retention Plan also provides for severance benefits to those executives if their employment with the Company is terminated, under certain circumstances, shortly before or after the change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The total compensation program for the Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers. Each year the Compensation Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers.

     Michael J. Brennan, M.D., Ph.D. served as Chief Executive Officer until June 2000 and Mark D. Gessler has served as Chief Executive Officer since then. Dr. Brennan's annual base salary for 2000 was $450,000. Mr. Gessler's annual base salary was $400,000. In determining the Chief Executive Officers' cash compensation, the Compensation Committee considered their respective levels of experience, their contribution to the significant growth of the Company and their leadership in implementing critical and successful strategic and financial initiatives. In particular, the Committee took into account the successful commercialization of the GeneExpress(R) Suite of databases, including its expanding base of customers, accelerated data content and two major upgrades to the underlying software platform, the establishment of important strategic partnerships to expand the business and the Company's overall financial results. The Compensation Committee also considered industry reports as well as industry compensation data. For 2000, Dr. Brennan and Mr. Gessler each received a bonus in special recognition of the successful completion of the Company's secondary public offering. Mr. Gessler received a bonus in recognition of the specific business accomplishments referred to above, while Dr. Brennan did not as he was no longer Chief Executive Officer.

SECTION 162(M) OF THE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     Currently, all compensation paid to the Company's Named Executive Officers is deductible for federal income tax purposes. As a result, the Compensation Committee has not yet needed to establish a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." However, pursuant to
Section 162(m), the Incentive Plan permits compensation from options granted thereunder at no less than 100% of fair market value to be excluded from the
Section 162(m) limitations.

CONCLUSION

     Through the programs described above, a significant portion of the Company's compensation program and the compensation of the Company's Chief Executive Officer are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                          COMPENSATION COMMITTEE

                                          Jules Blake, Ph.D.
                                          Charles L. Dimmer III
                                          G. Anthony Gorry, Ph.D.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Jules Blake, Ph.D., Charles Dimmler III and G. Anthony Gorry, Ph.D. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2000 an officer or employee of the Company.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's management and its independent auditors.

     We have reviewed and discussed with management the Company's audited financial statements included in the 2000 Annual Report to Stockholders. We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" ("SAS 61"). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) adoption of or changes in significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us. Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Jules Blake, Ph.D.
                                          Charles L. Dimmler III
                                          G. Anthony Gorry, Ph.D.

                              AUDITOR INDEPENDENCE

     In addition to audit services, Ernst & Young LLP provides certain non-audit services to the Company. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young LLP. The fees incurred during the 2000 fiscal year by the Company for the services of Ernst & Young LLP are as follows:

Audit fees..................................................  $ 62,000
Financial information systems design and implementation
  fees......................................................         0
All other fees (including audit-related and tax services)...    77,200
                                                              --------
Total.......................................................  $139,200
                                                              ========

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph and table show the total stockholder return of an investment of $100 in cash on November 21, 1997 for (i) the Company's Common Stock, (ii) the Center for Research and Security Prices Total Return Index for the Nasdaq Stock Market (US), (iii) Nasdaq Pharmaceutical Stocks and (iv) Nasdaq Biotechnology Stocks. In this proxy statement, the Nasdaq Biotechnology Index has been added, as the Company believes this index to be a more representative measure of performance. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of the last day of each month the Company's Common Stock was publicly traded through 2000:

                                                      CUMULATIVE TOTAL RETURN
                                          ------------------------------------------------
                                          11/21/97  12/31/97  12/31/98  12/31/99  12/31/00
                                          --------  --------  --------  --------  --------
Gene Logic Inc.                                100       100        84       331       230
Nasdaq Stock Market (U.S.)                     100        97       137       254       153
Nasdaq Pharmaceutical                          100        96       122       230       287
Nasdaq Biotechnology                           100        95       138       278       342

                              CERTAIN TRANSACTIONS

     During April 1999, the Company issued promissory notes in the amounts of $150,000, $250,000 and $350,000 to Dr. Dolginow, Mr. Gessler and Dr. Brennan, respectively, to offset tax liabilities for unrealized capital gains resulting from stock option exercises. All the promissory notes bear interest at 5.25% and are collaterally secured. Dr. Dolginow's note is required to be repaid in four equal annual installments together with accrued interest. As of April 20, 2001, the outstanding balance on this loan, including unpaid interest, was $75,131. The notes for Dr. Brennan and Mr. Gessler, aggregating $600,000 plus accrued interest to date, were repaid in full in February 2000.

     During July 2000, the Company entered into a one-year consulting agreement with Dr. Gorry to provide consulting services with respect to development of the Company's products. The consulting fees under the agreement total $100,000, of which $50,000 was earned in fiscal year 2000.

     During 2000, the Company paid Dr. Walton, a former Chairman of the Board of Directors, a one-time bonus of $63,000 in consideration of his extended services as a director to the Company in connection with his resignation from the Board.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses (including attorney fees), witness fees, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

GENE LOGIC INC.
Gaithersburg, Maryland
May 4, 2001

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE COMMUNICATIONS, GENE LOGIC INC., 708 QUINCE ORCHARD ROAD, GAITHERSBURG, MARYLAND 20878.

---------------
(1) This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                   EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                GENE LOGIC INC.

PURPOSE AND POLICY

     The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Audit Committee, the independent auditors and the Company's financial management.

COMPOSITION AND ORGANIZATION

     The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

     The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the By-laws of the Company as in effect from time to time and
Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

     In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions:

     1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

     2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

     3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

     4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

     5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

     6. To review the interim financial statements with management prior to the public announcement of the quarterly results and to discuss, where necessary, the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     7. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     8. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

     9. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

     10. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

     11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

     12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

     15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                                              Please mark
                                                             your votes as  [X]
                                                             indicated in
                                                             this example.








                                                                                       FOR                          WITHHOLD
                                                                             all nominees listed below             AUTHORITY
                                                                             (except as marked to the       to vote for all nominees
Proposal 1:  To elect two directors to hold office until the 2004 Annual         contrary below).                listed below.
             Meeting of Stockholders.                                                  [ ]                           [ ]

Nominees:    Jules Blake, Ph.D. and
             Michael J. Brennan, M.D., Ph.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                                                                        FOR             AGAINST         ABSTAIN
Proposal 2:  To ratify selection of Ernst & Young LLP as independent auditors of
             the Company for its fiscal year ending December 31, 2001.                  [ ]               [ ]             [ ]



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



Signature(s)__________________________________  Dated___________________________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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

PROXY

                                 GENE LOGIC INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2001


The undersigned hereby appoints Mark D. Gessler and Philip L. Rohrer, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GENE LOGIC INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GENE LOGIC INC. to be held at the Company's executive offices, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, on Thursday, June 7, 2001 at 3:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE OTHER SIDE.





                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

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